UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2010
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 837-1200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Effective March 16, 2010, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”) terminated that certain Loan and Security Agreement, dated as of June 29, 2009, by and between MiddleBrook and Silicon Valley Bank (“SVB”) (the “Loan Agreement”), which had provided MiddleBrook with a two-year secured revolving credit line from SVB with borrowing availability up to $10 million.
The Loan Agreement contained certain restrictive loan covenants, including, among others, financial covenants requiring a minimum tangible net worth, and covenants limiting MiddleBrook’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens or enter into negative pledge agreements, make investments, make distributions in respect of MiddleBrook’s capital stock (including repurchases of such capital stock) or enter into transactions with affiliates. The Loan Agreement also contained events of default that included, among others, failure to make payments when due, inaccuracy of representations and warranties, violation of covenants, events constituting a material adverse change, bankruptcy and insolvency events, material judgments, and cross defaults to certain other agreements.
MiddleBrook terminated the Loan Agreement to provide the Company with greater flexibility as it pursues strategic alternatives. As of the date of termination, MiddleBrook did not have any borrowings outstanding under the Loan Agreement. In addition, MiddleBrook did not incur any material early termination penalties in connection with the termination of the Loan Agreement.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which was filed as Exhibit 10.1 to MiddleBrook’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 2, 2009.
Item 2.02 Results of Operations and Financial Condition.
On March 12, 2010, MiddleBrook issued a press release announcing its results of operations for the fourth fiscal quarter and fiscal year ended December 31, 2009. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished pursuant to Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On March 12, 2010, MiddleBrook issued a press release announcing that, effective March 15, 2010, it would eliminate its field sales force and significantly reduce its corporate staff to more aggressively preserve its financial resources. As part of the reduction in force, John Thievon, the Company’s current President, Chief Executive Officer and a director, announced his resignation, effective Monday, March 15, 2010, to further reduce operating expenses. MiddleBrook commenced the notification of employees on March 12, 2010; and the workforce reduction is expected to be completed by April 30, 2010.
MiddleBrook anticipates incurring aggregate restructuring charges of approximately $3.9 million, of which approximately $2.8 million relates to non-recurring employee termination charges for severance payments and benefits and approximately $1.1 million of which relates to non-recurring exit costs, primarily related to vehicle lease termination expenses, sales force automation contract termination expenses, and write-off of the remaining net book value of certain laptop computers and associated software licenses. The majority of these charges are expected to be incurred during the first quarter of 2010, and approximately $3.7 million of the aggregate restructuring charge will result in future cash expenditures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) As part of the plan of restructuring and workforce reduction, John Thievon resigned from the position of President and CEO and from the board of directors, effective March 15, 2010. As part of the plan of restructuring and workforce reduction, MiddleBrook terminated the employment of Susan M. Clausen, Ph.D., SVP, Clinical Research, Regulatory and Medical Affairs, effective March 15, 2010.
(c) Effective March 15, 2010, as a result of John Thievon’s resignation, the board of directors has named David Becker as the Company’s acting President and Chief Executive Officer, in addition to his duties as Executive Vice President and Chief Financial Officer. There are no arrangements between Mr. Becker and any other person pursuant to which Mr. Becker was appointed as acting President and Chief Executive Officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Becker has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Becker has been our Executive Vice President and Chief Financial Officer since September 2008. Prior to joining MiddleBrook, Mr. Becker served as an independent consultant to various healthcare companies from March 2007 to June 2008, providing them with chief financial officer and/or chief executive officer services. In addition, Mr. Becker sat on the board of directors of several of these healthcare companies. From 2000 to 2007, he served as the Chief Financial Officer and Treasurer of Adams Respiratory Therapeutics, Inc., a pharmaceutical company, and served in various other capacities with Adams over that period, including Chief Financial and Administrative Officer from October 2006 to February 2007, and interim Chief Operating Officer from May 2003 to April 2004. Prior to joining Adams, Mr. Becker was a Senior Manager in the merger and acquisitions practice of Ernst & Young LLP from November 1997 to September 2000. From January 1996 to November 1997, Mr. Becker served as Controller for the Salt Lake City-based start-up company RxAmerica LLC, a pharmacy benefit management and mail-service pharmacy operation. From 1991 to 1995, he served as a financial auditor with Ernst & Young LLP. Mr. Becker began his professional career in 1990 as an audit and tax accountant for the southern California-based accounting firm of Glenn M. Gelman & Associates. Mr. Becker currently serves on the board of directors of Liquidation World Inc., a liquidator of consumer merchandise in Canada and the United States. He earned a bachelor’s degree in accounting in 1990 from the University of Southern Mississippi and is a certified public accountant and certified treasury professional.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description
99.1	Press Release issued March 12, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: March 15, 2010	By:	/s/ David Becker
David Becker
Executive Vice President and Chief Financial Officer and Acting President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued March 12, 2010